AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (the "Agreement") is made as of September 23, 2011, by and among Highland Funds II, a Massachusetts business trust (the "Acquiring Trust"), on behalf of Highland Trend Following Fund (the "Acquiring Fund"), and Northern Lights Fund Trust, a Delaware statutory trust (the "Acquired Trust"), on behalf of the Incline Capital Trend Following Fund (the "Acquired Fund"), and, for purposes of Section 9.2 only, Highland Funds Asset Management, L.P. (the "Advisor"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

      This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of
Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for Class A shares of beneficial interest, par value $0.001 per share, of the Acquiring Fund ("Acquiring Fund Shares"); (ii) the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; and (iii) the distribution, after the closing date provided in Section 3.1 (the "Closing Date"), of the Acquiring Fund Shares pro rata to the Class A shareholders of the Acquired Fund, and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

      WHEREAS, each of the Acquired Fund and the Acquiring Fund is a separate series of an open-end, registered investment company of the management type;

      WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the exchange of all of the assets of the Acquired Fund for the Acquiring Fund Shares and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund on the terms and conditions hereinafter set forth are in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein; and

      WHEREAS, the Board of Trustees of the Acquired Trust has determined that such exchange is in the best interests of the Acquired Fund and of each class of shareholders of the Acquired Fund and that the interests of the Acquired Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein;

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR
ASSUMPTION OF LIABILITIES AND THE ACQUIRING FUND SHARES
AND LIQUIDATION OF THE ACQUIRED FUND
1.1.	Subject to the terms and conditions hereof and on
the basis of the representations and warranties
contained herein:
(a)	The Acquired Fund will sell, assign, convey,
transfer and deliver to the Acquiring Fund, and
the Acquiring Fund will acquire, on the Closing
Date, all of the properties and assets of the
Acquired Fund as set forth in Section 1.2.
(b)	In consideration therefor, the Acquiring Fund
shall, on the Closing Date, (i) issue and
deliver to the Acquired Fund the number of
Acquiring Fund Shares (including fractional
shares to the third decimal place, if any)
determined by dividing (A) the amount of the
assets of the Acquired Fund attributable to its
Class A shares, less the amount of the
liabilities of the Acquired Fund attributable to
such shares, computed in the manner and as of
the time and date set forth in Section 2.2, by
(B) the net asset value of one Acquiring Fund
Share (for avoidance of doubt, without the
application of any front-end sales load),
computed in the manner and as of the time and
date set forth in Section 2.3, and (ii) assume
all of the Acquired Fund's liabilities and
obligations of any kind whatsoever, whether
known, unknown, absolute, accrued, contingent or
otherwise, in existence on the Closing Date,
subject to Section 9.2 hereof.  Such
transactions shall take place at the closing
provided for in Section 3 (the "Closing").
(c)	Upon consummation of the transactions described
in subsections (a) and (b) above, the Acquired
Fund in complete liquidation shall distribute to
its shareholders of record as of the Closing
Date the Acquiring Fund Shares received by it.
Each Class A shareholder shall be entitled to
receive on a pro rata basis that number of
Acquiring Fund Shares equal to the total of (i)
the number of Class A shares of the Acquired
Fund (the "Acquired Fund Shares") held by such
shareholder divided by the number of such
Acquired Fund Shares outstanding on such date
multiplied by (ii) the total number of Acquiring
Fund Shares.
1.2.	The property and assets of the Acquired Fund to be
acquired by the Acquiring Fund shall include all of
the assets of the Acquired Fund (including, without
limitation, all portfolio securities and
instruments, dividend and interest receivables,
receivables for shares sold, claims and rights of
action, contractual rights, cash and other assets)
that are owned by the Acquired Fund on the Closing
Date and any deferred or prepaid expenses, other
than any unamortized organizational expense, shown
as an asset on the books of the Acquired Fund on the
Closing Date, whether or not set forth in the
statement of assets and liabilities of the Acquired
Fund prepared on behalf of the Acquired Fund, as of
the Valuation Date, in accordance with accounting
principles generally accepted in the United States
of America consistently applied, from the prior
audited period.
1.3.	As provided in Section 3.4, as soon after the
Closing Date as is conveniently practicable (the
"Liquidation Date"), the Acquired Fund will
liquidate and distribute to its shareholders of
record the Acquiring Fund Shares received by the
Acquired Fund as contemplated by Section 1.1.  Such
liquidation and distribution will be accomplished by
the transfer of the Acquiring Fund Shares then
credited to the account of the Acquired Fund on the
books of the Acquiring Fund to open accounts on the
share records of the Acquiring Fund in the names of
Acquired Fund shareholders of record as of the
Valuation Date (as defined below) and representing
the pro rata number of the Acquiring Fund Shares due
to such shareholders.  The Acquiring Fund shall not
be obligated to issue certificates representing the
Acquiring Fund Shares in connection with such
exchange.
1.4.	With respect to the Acquiring Fund Shares
distributable pursuant to Section 1.3 to an Acquired
Fund shareholder holding a certificate or
certificates for shares of the Acquired Fund, if
any, on the Valuation Date (as defined below), the
Acquiring Fund will not permit such shareholder to
receive Acquiring Fund Share certificates therefor,
exchange such Acquiring Fund Shares for shares of
other series of the Acquiring Trust (or for shares
of certain other funds for which exchange is
typically offered, as described in the Acquiring
Fund prospectus), effect an account transfer of such
Acquiring Fund Shares, or pledge or redeem such
Acquiring Fund Shares until the Acquiring Fund has
been notified by the Acquired Fund or its agent that
such Acquired Fund shareholder has surrendered all
his or her outstanding certificates for Acquired
Fund Shares or, in the event of lost certificates,
posted adequate bond.
1.5.	As soon as practicable after the Closing Date, the
Acquired Fund shall make all filings and take all
other steps as shall be necessary and proper to
effect its complete liquidation.  Any reporting or
filing responsibility of the Acquired Fund is and
shall remain the responsibility of the Acquired Fund
up to and including the Closing Date and thereafter.
1.6.	Any and all obligations or liabilities arising under
or in respect of this Agreement shall be those of the Acquired Fund or the Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of the Acquired Trust or the Acquiring
Trust, and, for clarity, under no circumstances will any other series of the Acquired Trust or the Acquiring Trust have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.

2.	VALUATION
2.1.	On the Closing Date, the Acquiring Fund will deliver
to the Acquired Fund a number of Acquiring Fund
Shares (including fractional shares, if any)
determined as provided in Section 1.
2.2.	The value of the Acquired Fund's net assets will be
computed as of the Valuation Date (as defined below)
using the valuation procedures for the Acquiring
Fund set forth in the Acquiring Trust's Declaration
of Trust and By-Laws and the Registration Statement
on Form N-14 of the Acquiring Trust (the
"Registration Statement").
2.3.	The net asset value of an Acquiring Fund Share shall
be the net asset value per Class A share of the
Acquiring Fund computed as of the Valuation Date
using the valuation procedures for the Acquiring
Fund set forth in the Acquiring Trust's Declaration
of Trust and the Registration Statement.
2.4.	The Valuation Date shall be 4:00 p.m. Eastern time,
and after the declaration of any dividends by the
Acquired Fund, on the business day immediately
preceding the Closing Date, or such earlier date as
may be mutually agreed upon in writing by the
parties hereto (the "Valuation Date").
2.5.	The Acquiring Fund shall issue the Acquiring Fund
Shares to the Acquired Fund on one share deposit
receipt registered in the name of the Acquired Fund.
The Acquired Fund shall distribute in liquidation
the Acquiring Fund Shares received by it hereunder
to its Class A shareholders as contemplated by
Section 1.1, by redelivering such share deposit
receipt to the Acquiring Trust's transfer agent
which will as soon as practicable set up open
accounts for Acquired Fund shareholders in
accordance with written instructions furnished by
the Acquired Fund.  Immediately after the close of
business on the Valuation Date, the share transfer
books of the Acquired Fund will be closed and no
further transfers of Acquired Fund Shares will be
made.
2.6.	The Acquired Fund will pay or cause to be paid to
the Acquiring Fund any interest, cash or such
dividends, rights and other payments received by it
on or after the Closing Date with respect to the
Investments (as defined below) and other properties
and assets of the Acquired Fund, whether accrued or
contingent, received by it on or after the Closing
Date.  Any such distribution shall be deemed
included in the assets transferred to the Acquiring
Fund at the Closing Date and shall not be separately
valued unless the securities in respect of which
such distribution is made shall have gone "ex" such
distribution prior to the Valuation Date, in which
case any such distribution which remains unpaid at
the Closing Date shall be separately included in the determination of the value of the assets of the
Acquired Fund acquired by the Acquiring Fund.
2.7.	All computations of value shall be made by the
pricing agent for the Acquiring Fund, in accordance
with its regular practice in pricing the shares and
assets of the Acquiring Fund using the valuation
procedures set forth in the Acquiring Trust's
Declaration of Trust and the Registration Statement.
3.	CLOSING AND CLOSING DATE
3.1.	The Closing Date shall be September 26, 2011, or on
such other date as the parties may agree.  The
Closing shall be held at the offices of Drinker
Biddle & Reath LLP, at 9:00 a.m. Eastern time or at
such other time and/or place as the parties may
agree.
3.2.	The portfolio securities of the Acquired Fund shall
be made available by the Acquired Fund to BNY Mellon
Investment Servicing Trust Company, as custodian for
the Acquiring Fund (the "Custodian"), for
examination no later than five business days
preceding the Valuation Date.  On the Closing Date,
such portfolio securities and all the Acquired
Fund's cash shall be delivered by the Acquired Fund
to the Custodian for the account of the Acquiring
Fund, such portfolio securities to be duly endorsed
in proper form for transfer in such manner and
condition as to constitute good delivery thereof in
accordance with the custom of brokers or, in the
case of portfolio securities held in the U.S.
Treasury Department's book-entry system or by the
Depository Trust Company, Participants Trust Company
or other third party depositories, by transfer to
the account of the Custodian in accordance with Rule
17f-4, Rule 17f-5 or Rule 17f-7, as the case may be,
under the Investment Company Act of 1940, as amended
(the "1940 Act"), and accompanied by all necessary
federal and state stock transfer stamps or a check
for the appropriate purchase price thereof.  The
cash delivered shall be in the form of currency or
certified or official bank checks, payable to the
order of "BNY Mellon Investment Servicing Trust
Company, custodian for Highland Trend Following
Fund."
3.3.	In the event that on the Valuation Date (a) the New
York Stock Exchange shall be closed to trading or
trading thereon shall be restricted, or (b) trading
or the reporting of trading on said Exchange or
elsewhere shall be disrupted so that accurate
appraisal of the value of the net assets of the
Acquired Fund or the Acquiring Fund is
impracticable, the Closing Date shall be postponed
until the first business day after the day when
trading shall have been fully resumed and reporting
shall have been restored; provided that if trading
shall not be fully resumed and reporting restored
within three business days after the Valuation Date,
this Agreement may be terminated by the Acquiring
Fund upon the giving of written notice to the
Acquired Fund.
3.4.	At the Closing, the Acquired Fund or its transfer
agent shall deliver to the Acquiring Fund or its
designated agent a list of the names and addresses
of the Acquired Fund shareholders and the number of
outstanding Acquired Fund shares owned by each
Acquired Fund shareholder, all as of the close of
business on the Valuation Date, certified by the
President, any Vice President, Secretary or
Assistant Secretary of the Acquired Trust on behalf
of the Acquired Fund.  The Acquiring Fund will
provide to the Acquired Fund evidence reasonably
satisfactory to the Acquired Fund that the Acquiring
Fund Shares issuable pursuant to Section 1.1 have
been credited to the Acquired Fund's account on the
books of the Acquiring Fund.  On the Liquidation
Date, the Acquiring Fund will provide to the
Acquired Fund evidence reasonably satisfactory to
the Acquired Fund that such Acquiring Fund Shares
have been credited pro rata to open accounts in the
names of Acquired Fund shareholders as provided in
Section 1.3.
3.5.	At the Closing, each party shall deliver to the
other such bills of sale, instruments of assumption
of liabilities, checks, assignments, stock
certificates, receipts or other documents as such
other party or its counsel may reasonably request in
connection with the transfer of assets, assumption
of liabilities and liquidation contemplated by
Section 1.
4.	REPRESENTATIONS AND WARRANTIES
4.1.	Representations and Warranties of the Acquired
Trust, on behalf of the Acquired Fund.
The Acquired Trust, on behalf of the Acquired Fund,
represents and warrants the following to the Acquiring
Fund as of the date hereof and agrees to confirm the
continuing accuracy and completeness in all material
respects of the following on the Closing Date:
(a)	The Acquired Trust is a statutory trust duly
formed, validly existing and in good standing
under the laws of the State of Delaware and has
power to own all of its properties and assets
and to carry out its obligations under this
Agreement.  The Acquired Trust is qualified as a
foreign entity in every jurisdiction where
required, except to the extent that failure to
so qualify would not have a material adverse
effect on the Acquired Trust or the Acquired
Fund.  The Acquired Fund has all necessary
federal, state and local authorizations to carry
on its business as now being conducted.
(b)	The Acquired Trust is duly registered under the
1940 Act, as a management company of the open-
end type, and such registration has not been
revoked or rescinded and is in full force and
effect, and the Acquired Fund is a separate
series thereof duly designated in accordance
with the applicable provisions of the Agreement
and Declaration of Trust of the Acquired Trust
and the 1940 Act.
(c)	The Acquired Fund is not in violation in any
material respect of any provisions of the
Acquired Trust's Declaration of Trust or By-Laws
or any agreement, indenture, instrument,
contract, lease or other undertaking to which
the Acquired Fund is a party or by which the
Acquired Fund or its assets are bound, and the
execution, delivery and performance of this
Agreement will not result in any such violation.
(d)	The Acquired Fund's current prospectus and
statement of additional information
(collectively, as amended or supplemented from
time to time, the "Acquired Fund Prospectus")
conform in all material respects to the
applicable requirements of the Securities Act of
1933, as amended (the "1933 Act"), and the 1940
Act and the rules and regulations of the
Securities and Exchange Commission (the
"Commission") thereunder and do not include any
untrue statement of a material fact or omit to
state any material fact relating to either of
the Acquired Trust or the Acquired Fund required
to be stated therein or necessary to make the
statements therein, in light of the
circumstances under which they were made, not
misleading.
(e)	At the Closing Date, the Acquired Fund will have
good and marketable title to the Acquired Fund's
assets to be transferred to the Acquiring Fund
pursuant to Section 1.2.
(f)	No material litigation, administrative or other
proceedings or investigation is presently
pending or, to the knowledge of the Acquired
Trust or the Acquired Fund, threatened as to the
Acquired Fund or any of its properties or assets
or any person whom the Acquired Fund may be
obligated to directly or indirectly indemnify in
connection with such litigation, proceedings or
investigation.  Neither the Acquired Trust nor
the Acquired Fund knows of any facts which might
form the basis for the institution of such
proceedings, and neither the Acquired Trust nor
the Acquired Fund is a party to or subject to
the provisions of any order, decree or judgment
of any court or governmental body, which
materially and adversely affects its business or
its ability to consummate the transactions
contemplated hereby.
(g)	The statements of assets and liabilities,
statements of operations, statements of changes
in net assets and schedules of portfolio
investments (indicating their market values) of
the Acquired Fund at, as of and for the fiscal
year ended January 31, 2011, audited by Tait,
Weller & Baker, LLP, independent registered
public accounting firm to the Acquired Fund,
and, if the Closing Date is subsequent to
September 30, 2011, the unaudited financial
statements of the Acquired Fund for the six
month period ended July 31, 2011, copies of
which have been furnished to the Acquiring Fund,
fairly reflect the financial condition, assets
and liabilities and results of operations of the
Acquired Fund at and as of such date and for the
period then ended in accordance with accounting
principles generally accepted in the United
States of America consistently applied, and the
Acquired Fund has no known liabilities of a
material amount, contingent or otherwise, other
than those shown on the statements of assets and
liabilities referred to above or those incurred
in the ordinary course of its business since
January 31, 2011.  Prior to the Closing Date,
the Acquired Fund will quantify and reflect on
its statements of assets and liabilities all of
its material known liabilities and will advise
the Acquiring Fund of all material liabilities,
contingent or otherwise, incurred by it
subsequent to January 31, 2011 whether or not
incurred in the ordinary course of business.
(h)	Since January 31, 2011, there has not been any
material adverse change in the Acquired Fund's
financial condition, assets, liabilities or
business (other than changes occurring in the
ordinary course of business), or any incurrence
by the Acquired Fund of indebtedness beyond such
amount as may be permitted under applicable
provisions of the 1940 Act.
(i)	As of the Closing Date, all federal and other
tax returns and reports of the Acquired Fund
required by law to have been filed by such date
(giving effect to extensions) shall have been
timely filed and were true, correct and complete
in all material respects as of the time of their
filing, and all taxes of the Acquired Fund which
are due and payable shall have been timely paid
in full.  The Acquired Fund is not liable for
taxes of any person other than itself and is not
a party to or otherwise bound by any tax
sharing, allocation, assumption or
indemnification agreement or arrangement.  All
of the Acquired Fund's tax liabilities will have
been provided for on its books in accordance
with accounting principles generally accepted in
the United States of America consistently
applied.  The Acquired Fund has not had any tax
deficiency or liability asserted against it or
question with respect thereto raised in writing
by the Internal Revenue Service or by any other
governmental authority that has not been
previously disclosed in writing to the Acquiring
Fund, and no audit, investigation, proceeding or
claim concerning any tax liabilities of the
Acquired Fund that has been raised by the
Internal Revenue Service or by any other
governmental authority in writing is pending,
being conducted or claimed.
(j)	The Acquired Fund has met the requirements of
subchapter M of the Code for qualification and
treatment as a "regulated investment company"
within the meaning of Sections 851 et seq. of
the Code in respect of each taxable year since
the commencement of operations, and will
continue to meet such requirements at all times
through the Closing Date.  The Acquired Fund has
not at any time since its inception been liable
for nor is now liable for any material income or
excise tax pursuant to Section 852 or 4982 of
the Code.  There is no other tax liability
(including any foreign or U.S. federal, state,
or local tax liability) except as accrued on the
Acquired Fund's books.  All dividends paid by
the Acquired Fund at any time prior to the
Closing Date shall have been deductible pursuant
to the dividends paid deduction under Section
562 of the Code.
(k)	Except as otherwise disclosed in writing to the
Acquiring Fund, the Acquired Fund is in
compliance in all material respects with
applicable regulations of the Internal Revenue
Service pertaining to the reporting of dividends
and other distributions on and redemptions of
its shares of beneficial interest and has
withheld in respect of dividends and other
distributions and paid to the proper taxing
authority all taxes required to be withheld, and
is not liable for any penalties which could be
imposed thereunder.
(l)	The Acquired Fund has not been granted any
waiver, extension or comparable consent
regarding the application of the statute of
limitations with respect to any taxes or tax
return that is outstanding, nor has any request
for such waiver or consent been made with
respect to any such taxes or tax return, except
as otherwise disclosed in writing to the
Acquiring Fund.
(m)	The Acquired Fund has not previously been a
party to a tax-free reorganization under the
Code.
(n)	The Acquired Fund has not received written
notification from any tax authority that asserts
a position contrary to any of the above
representations set forth in paragraphs (i)
though (n) of this Section 4.1.
(o)	The authorized capital of the Acquired Trust
consists of an unlimited number of shares of
beneficial interest, no par value, of such
number of different series as the Board of
Trustees of the Acquired Trust may authorize
from time to time.  The outstanding shares of
beneficial interest of the Acquired Fund are
divided into Class A, Class C and Class Y shares
(no shares of Class C or Class Y are outstanding
currently, or will be outstanding as of the
Closing Date), each having the characteristics
described in the Acquired Fund Prospectus and
will, at the time of the Closing Date, be held
by the persons and in the amounts set forth in
the records of the transfer agent as provided in
Section 3.4.  All issued and outstanding shares
of the Acquired Fund are, and at the Closing
Date will be, duly and validly issued and
outstanding, fully paid and non-assessable by
the Acquired Fund, and will have been issued in
compliance with all applicable registration or
qualification requirements of federal and state
securities laws.  No options, warrants or other
rights to subscribe for or purchase, or
securities convertible into, any shares of the
Acquired Fund are outstanding.
(p)	The Acquired Fund's investment operations from
inception to the date hereof have been in
compliance in all material respects with the
investment policies and investment restrictions
set forth in the Acquired Fund Prospectus,
except as previously disclosed in writing to the
Acquiring Fund.
(q)	The execution, delivery and performance of this
Agreement has been duly authorized by the Board
of Trustees of the Acquired Trust and by all
other necessary trust action on the part of the
Acquired Trust and the Acquired Fund, other than
shareholder approval as required by Section 8.1
hereof, and subject to such shareholder
approval, this Agreement constitutes the valid
and binding obligation of the Acquired Trust and
Acquired Fund enforceable in accordance with its
terms, except as the same may be limited by
bankruptcy, insolvency, reorganization or other
similar laws affecting the enforcement of
creditors' rights generally and other equitable
principles.
(r)	The Acquiring Fund Shares to be issued to the
Acquired Fund pursuant to the terms of this
Agreement will not be acquired for the purpose
of making any distribution thereof other than to
Acquired Fund shareholders as provided in
Section 1.1(c).
(s)	The information relating to the Acquired Trust
and the Acquired Fund furnished by the Acquired
Trust and the Acquired Fund for use in no-action
letters, applications for orders, registration
statements, proxy materials and other documents
that may be necessary in connection with the
transactions contemplated hereby is and will be
accurate and complete in all material respects
and complies in all material respects with
federal securities laws and regulations
thereunder applicable thereto.
(t)	As of the date of this Agreement, the Acquired
Trust and the Acquired Fund have provided the
Acquiring Fund with information relating to the
Acquired Trust and the Acquired Fund reasonably
necessary for the preparation of a prospectus,
including the proxy statement of the Acquired
Fund (the "Prospectus/Proxy Statement"), to be
included in the Registration Statement, in
compliance with the 1933 Act, the Securities
Exchange Act of 1934, as amended, (the "1934
Act") and the 1940 Act in connection with the
meeting of shareholders of the Acquired Fund to
approve this Agreement and the transactions
contemplated hereby.  As of the effective date
of the Registration Statement, the date of the
meeting of shareholders of the Acquired Fund and
the Closing Date, the Prospectus/Proxy
Statement, including the documents contained or
incorporated therein by reference, insofar as it
relates to the Acquired Trust or the Acquired
Fund, will not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances under which such statements were
made, not misleading.
(u)	There are no material contracts outstanding to
which the Acquired Fund is a party, other than
as disclosed in the Acquired Fund Prospectus or
in the Registration Statement.
(v)	No consent, approval, authorization or order of
any court or governmental authority is required
for the consummation by the Acquired Fund of the
transactions contemplated by this Agreement,
except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state
securities or blue sky laws (which term as used
herein shall include the laws of the District of
Columbia and of Puerto Rico).
(w)	As of both the Valuation Date and the Closing
Date, the Acquired Fund will have full right,
power and authority to sell, assign, transfer
and deliver the Investments (as defined below)
and any other assets and liabilities of the
Acquired Fund to be transferred to the Acquiring
Fund pursuant to this Agreement.  At the Closing
Date, subject only to the delivery of the
Investments and any such other assets and
liabilities as contemplated by this Agreement,
the Acquiring Fund will acquire the Investments
and any such other assets subject to no
encumbrances, liens or security interests in
favor of any third party creditor of the
Acquired Fund, and without any restrictions upon
the transfer thereof, including such
restrictions as might arise under the 1933 Act.
As used in this Agreement, the term
"Investments" shall mean the Acquired Fund's
investments shown on the audited schedule of its
portfolio investments as of January 31, 2011,
referred to in Section 4.1(g) hereof, as
supplemented with such changes as the Acquired
Fund shall make after January 31, 2011, which
changes shall be disclosed to the Acquiring Fund
in an updated schedule of portfolio investments,
and changes resulting from stock dividends,
stock split-ups, mergers and similar corporate
actions through the Closing Date.
(x)	The books and records of the Acquired Fund made
available to the Acquiring Fund and/or its
counsel are substantially true and correct and
contain no material misstatements or omissions
with respect to the operations of the Acquired
Fund.
(y)	To the best of the Acquired Trust's and the
Acquired Fund's knowledge, all of the issued and
outstanding shares of the Acquired Fund shall
have been offered for sale and sold in
conformity with all applicable federal and state
securities laws (including any applicable
exemptions therefrom), or the Acquired Fund has
taken any action necessary to remedy any prior
failure to have offered for sale and sold such
shares in conformity with such laws.
(z)	No significant deficiency, material weakness,
fraud, significant change or other factor that
could significantly affect the internal controls
of the Acquired Fund has been disclosed or is
required to be disclosed in the Acquired Fund's
reports on From N-CSR, and no such deficiency,
weakness, fraud, change, event or other factor
exists respecting the Acquired Fund that will be
required to be disclosed in the Acquiring Fund's
Form N-CSR after the Closing Date.
4.2.	Representations and Warranties of the Acquiring
Trust and the Acquiring Fund.
The Acquiring Trust, on behalf of the Acquiring Fund,
represents and warrants the following to the Acquired
Fund as of the date hereof and agrees to confirm the
continuing accuracy and completeness in all material
respects of the following on the Closing Date:
(a)	The Acquiring Trust is a business trust duly
formed, validly existing and in good standing
under the laws of The Commonwealth of
Massachusetts and has power to own all of its
properties and assets and to carry out its
obligations under this Agreement.  The Acquiring
Trust is qualified as a foreign entity in every
jurisdiction where required, except to the
extent that failure to so qualify would not have
a material adverse effect on the Acquiring Trust
or the Acquiring Fund.  The Acquiring Fund will
prior to the Closing Date have all necessary
federal, state and local authorizations to carry
on its business as may be necessary to permit
the transfers contemplated by this Agreement to
be consummated.
(b)	The Acquiring Trust is duly registered under the
1940 Act, as a management company of the open-
end type, and such registration has not been
revoked or rescinded and is in full force and
effect, and the Acquiring Fund is a separate
series thereof duly designated in accordance
with the applicable provisions of the
Declaration of Trust of the Acquiring Trust and
the 1940 Act.
(c)	The Acquiring Fund is not in violation in any
material respect of any provisions of the
Acquiring Trust's Declaration of Trust or By-
Laws or any agreement, indenture, instrument,
contract, lease or other undertaking to which
the Acquiring Fund is a party or by which the
Acquiring Fund or its assets are bound, and the
execution, delivery and performance of this
Agreement will not result in any such violation.
(d)	The Acquiring Trust, having filed a post-
effective amendment to its registration
statement on Form N-1A with the Commission
registering the Acquiring Fund and its shares
under the 1933 Act and 1940 Act, shall file any
supplements and amendments as may be required.
The Acquiring Fund shall use all reasonable
efforts to obtain the approvals and
authorizations required by the 1933 Act and the
1940 Act, and to register the Acquiring Fund's
shares with such state securities agencies as it
may deem appropriate, in order to commence
operations on the Closing Date.
(e)	No material litigation, administrative or other
proceedings or investigation is presently
pending or, to the knowledge of the Acquiring
Trust or the Acquiring Fund, threatened as to
the Acquiring Fund or any of its properties or
assets or any person whom the Acquiring Fund may
be obligated to directly or indirectly indemnify
in connection with such litigation, proceedings
or investigation.  Neither the Acquiring Trust
nor the Acquiring Fund knows of any facts which
might form the basis for the institution of such
proceedings, and neither the Acquiring Trust nor
the Acquiring Fund is a party to or subject to
the provisions of any order, decree or judgment
of any court or governmental body, which
materially and adversely affects its business or
its ability to consummate the transactions
contemplated hereby.
(f)	Other than any assets and liabilities of the
Acquiring Fund relating to the investment by the
initial shareholder of the Acquiring Fund, the
Acquiring Fund has no assets or known
liabilities, contingent or otherwise.
(g)	The Acquiring Fund was established in order to
effect the transactions described in this
Agreement, and, prior to the Closing Date, will
not have carried on any business activity (other
than such activities as are customary to the
organization of a new series prior to its
commencement of investment operations).   To
that end, there shall be no issued and
outstanding shares of the Acquiring Fund prior
to the Closing Date other than those issued to a
seed capital investor (which shall be an
affiliate of the Acquiring Fund) in order to
commence operations of the Acquiring Fund.
(h)	The authorized capital of the Acquiring Trust
consists of an unlimited number of shares of
beneficial interest, par value $0.001 per share,
of such number of different series as the Board
of Trustees of the Acquiring Trust may authorize
from time to time.  As of the date of this
Agreement, the Acquiring Fund has no outstanding
shares of any class.  As of the Closing Date,
the outstanding shares of beneficial interest of
Class A shares of the Acquiring Fund will have
the characteristics described in the Acquiring
Fund Prospectus effective at such time.  No
options, warrants or other rights to subscribe
for or purchase, or securities convertible into,
any shares of the Acquiring Fund are
outstanding.
(i)	The execution, delivery and performance of this
Agreement has been duly authorized by the Board
of Trustees of the Acquiring Trust and by all
other necessary trust action on the part of the
Acquiring Trust and the Acquiring Fund, and the
Agreement constitutes the valid and binding
obligation of the Acquiring Fund enforceable in
accordance with its terms, except as the same
may be limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(j)	The Acquiring Fund Shares to be issued and
delivered to the Acquired Fund pursuant to the
terms of this Agreement will at the Closing Date
have been duly authorized and, when so issued
and delivered, will be duly and validly issued
Class A shares of beneficial interest in the
Acquiring Fund, and will be fully paid and non-
assessable by the Acquiring Fund, except as set
forth in the Acquiring Fund's Registration
Statement, and will have been issued in
compliance with all applicable registration or
qualification requirements of federal and state
securities laws.
(k)	The information furnished by the Acquiring Trust
and the Acquiring Fund for use in no-action
letters, applications for orders, registration
statements, proxy materials and other documents
that may be necessary in connection with the
transactions contemplated hereby is and will be
accurate and complete in all material respects
and complies in all material respects with
federal securities laws and regulations
thereunder applicable thereto.
(l)	As of the effective date of the Registration
Statement, the date of the meeting of
shareholders of the Acquired Fund and the
Closing Date, the Prospectus/Proxy Statement,
including the documents contained or
incorporated therein by reference, insofar as it
relates to the Acquiring Trust and the Acquiring
Fund, will not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances under which such statements were
made, not misleading.
(m)	There are no material contracts outstanding to
which the Acquiring Fund is a party, other than
as disclosed in the Acquiring Fund Prospectus
and the Registration Statement.
(n)	The books and records of the Acquiring Fund made
available to the Acquired Fund and/or its
counsel are substantially true and correct and
contain no material misstatements or omissions
with respect to the operations of the Acquiring
Fund.
(o)	At the Closing Date the investment objectives,
strategies, policies and restrictions of the
Acquiring Fund will be substantially similar to
those of the Acquired Fund at the time of the
Reorganization.
(p)	The Acquiring Fund intends to qualify as a
regulated investment company under the Code and
intends to continue to qualify as such through
the end of its first taxable year.
(q)	No consent, approval, authorization or order of
any court or governmental authority is required
for the consummation by the Acquiring Fund of
the transactions contemplated by this Agreement,
except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state
securities or blue sky laws.
5.	COVENANTS OF THE PARTIES AND ADVISOR.
5.1.	The Acquired Fund and the Acquiring Fund each will
operate its business in the ordinary course between
the date hereof and the Closing Date, it being
understood that, with respect to the Acquired Fund,
such ordinary course of business will include
purchases and sales of portfolio securities, sales
and redemptions of Acquired Fund Shares, and regular
and customary periodic dividends and distributions,
and with respect to the Acquiring Fund, it shall be
limited to such actions as are customary to the
organization of a new series of a registered
investment company prior to its commencement of
investment operations.
5.2.	The Acquired Trust will call a meeting of the
Acquired Fund shareholders as soon as practicable
after the effectiveness of the Registration
Statement to be held prior to the Closing Date for
the purpose of considering the sale of all of its
assets to and the assumption of all of its
liabilities by the Acquiring Fund as herein
provided, adopting this Agreement and authorizing
the liquidation of the Acquired Fund, and taking all
other action necessary to obtain the required
shareholder approval of the transactions
contemplated hereby.
5.3.	In connection with the Acquired Fund shareholders'
meeting referred to in Section 5.2, the Acquiring
Trust, with the assistance of the Acquired Trust,
will prepare the Registration Statement and
Prospectus/Proxy Statement for such meeting, which
the Acquiring Trust will file for the registration
under the 1933 Act of the Acquiring Fund Shares to
be distributed to Acquired Fund shareholders
pursuant hereto, all in compliance with the
applicable requirements of the 1933 Act, the 1934
Act and the 1940 Act.
5.4.	Each of the Acquired Trust, the Acquired Fund, the
Acquiring Trust and the Acquiring Fund will
cooperate with the others, and each will furnish to
the others the information relating to itself
required by the 1933 Act, the 1934 Act and the 1940
Act and the rules and regulations thereunder to be
set forth in the Registration Statement, including
the Prospectus/Proxy Statement. Without limiting the
foregoing, the Acquired Trust and the Acquired Fund
will assist the Acquiring Fund in obtaining such
information as the Acquiring Fund reasonably
requests concerning the beneficial ownership of
Acquired Fund Shares.
5.5.	Subject to the provisions of this Agreement, the
Acquired Trust, the Acquiring Trust, the Acquired
Fund and the Acquiring Fund will each take, or cause
to be taken, all action, and do or cause to be done,
all things, reasonably necessary, proper or
advisable to cause the conditions to the other
parties' obligations to consummate the transactions
contemplated hereby to be met or fulfilled and
otherwise to consummate and make effective such
transactions.
5.6.	As promptly as practicable, but in any case within
sixty days after the Closing Date, the Acquired
Trust or the Acquired Fund shall furnish the
Acquiring Fund, in such form as is reasonably
satisfactory to the Acquiring Fund, a statement of
the earnings and profits of the Acquired Fund for
federal income tax purposes that will be carried
over by the Acquiring Fund as a result of Section
381 of the Code, and which will be reviewed by Tait,
Weller & Baker, LLP and certified by the Acquired
Trust's President and Treasurer.
5.7.	The Acquiring Fund will use all reasonable efforts
to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state
securities or blue sky laws as it may deem
appropriate in order to continue its operations
after the Closing Date.
5.8.	The Acquired Trust and the Acquired Fund agree that
the liquidation and termination of the Acquired Fund
will be effected in the manner provided in the
Acquired Trust's Agreement and Declaration of Trust
and By-Laws in accordance with applicable law, and
that on and after the Closing Date, the Acquired
Fund shall not conduct any business except in
connection with its liquidation and termination.
5.9.	The Acquired Trust agrees to provide reasonable
assistance to the Acquiring Fund in connection with
the Acquiring Fund's preparation and filing of any
tax returns for the Acquired Fund and/or the
Acquiring Fund for (i) tax periods ending prior to
the Closing Date for which the return is not yet due
as of the Closing Date and (ii) tax periods
including the Closing Date.  The Acquired Trust
shall provide such assistance, which shall include
providing reasonable access to its records, at the
request of the Acquiring Fund and without any
consideration therefore.
5.10.	If a federal, state or other tax return of the
Acquired Fund with respect to its taxable year
ending on January 31, 2011 (each, a "January 2011
Tax Return") is due on or before the Closing Date
(after giving effect to any properly filed
extension), the Acquired Fund will cause or will
have caused Tait, Weller & Baker, LLP, to timely
prepare and file any such January 2011 Tax Return on
or before its due date (after giving effect to any
properly filed extension) and any January 2011 Tax
Return so prepared and filed will be, or will have
been, true, correct and complete in all material
respects.  The Acquired Fund will timely pay, or
will have timely paid, all federal, state or other
taxes or other fees or assessments (if any) shown to
be due on said January 2011 Tax Return.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND.
The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Trust and the Acquired Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
6.1.	The Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed on its behalf
by the Acquired Trust's President or any Vice
President and its Treasurer or Assistant Treasurer,
in form and substance reasonably satisfactory to the
Acquiring Fund and dated as of the Closing Date, to
the effect that the representations and warranties
of the Acquired Trust and the Acquired Fund made in
this Agreement are true and correct at and as of the
Closing Date, except as they may be affected by the
transactions contemplated by this Agreement, and
that the Acquired Trust and the Acquired Fund have
complied with all the covenants and agreements and
satisfied all of the conditions on their parts to be
performed or satisfied under this Agreement at or
prior to the Closing Date.
6.2.	The Acquired Fund shall have furnished to the
Acquiring Fund a copy of the tax books and records
of the Acquired Fund necessary for purposes of
preparing any tax returns required by law to be
filed by the Acquiring Fund after the Closing Date,
as well as a statement of the Acquired Fund's assets
and liabilities, with values determined as provided
in Section 2 of this Agreement, together with a list
of Investments with their respective tax costs, all
as of the Valuation Date, certified on the Acquired
Fund's behalf by the Acquired Trust's President (or
any Vice President) and Treasurer, and a certificate
of both such officers, dated the Closing Date, to
the effect that as of the Valuation Date and as of
the Closing Date there has been no material adverse
change in the financial position of the Acquired
Fund since January 31, 2011.
6.3.	The assets of the Acquired Fund to be acquired by
the Acquiring Fund will include no assets which the
Acquiring Fund, by reason of limitations contained
in the Acquiring Trust's Declaration of Trust or of
investment restrictions disclosed in the Acquiring
Fund Prospectus in effect on the Closing Date, may
not properly acquire.
6.4.	All proceedings taken by the Acquired Fund in
connection with the transactions contemplated by
this Agreement and all material documents related
thereto shall be reasonably satisfactory in form and
substance to the Acquiring Fund.
6.5.	The Acquired Fund shall have furnished to the
Acquiring Fund a certificate, signed on its behalf
by the President or any Vice President and the
Treasurer or any Assistant Treasurer of the Acquired
Trust, as to the adjusted tax basis in the hands of
the Acquired Fund of the securities delivered to the
Acquiring Fund pursuant to this Agreement, together
with any such other evidence as to such adjusted tax
basis as the Acquiring Fund may reasonably request.
6.6.	The Acquired Fund's custodian shall have delivered
to the Acquiring Fund a certificate identifying all
of the assets of the Acquired Fund held by such
custodian as of the Valuation Date.
6.7.	The Acquired Fund's transfer agent shall have
provided to the Acquiring Fund's transfer agent (i)
the originals or true copies of all of the records
of the Acquired Fund in the possession of the
Acquired Fund's transfer agent as of the Closing
Date, (ii) a record specifying the number of
Acquired Fund Shares outstanding as of the Valuation
Date and (iii) a record specifying the name and
address of each holder of record of any Acquired
Fund Shares and the number of Acquired Fund Shares
held of record by each such shareholder as of the
Valuation Date.  The Acquired Fund's transfer agent
shall also have provided the Acquiring Fund with a
certificate confirming that the acts specified in
the preceding sentence have been taken and that the
information so supplied is complete and accurate to
the best knowledge of the transfer agent.
6.8.	All of the issued and outstanding shares of the
Acquired Fund shall have been offered for sale and
sold in conformity with all applicable state
securities or blue sky laws (including any
applicable exemptions therefrom) and, to the extent
that any audit of the records of the Acquired Fund
or its transfer agent by the Acquiring Fund or its
agents shall have revealed otherwise, either (i) the
Acquired Fund shall have taken all actions that in
the opinion of the Acquiring Fund or its counsel are
necessary to remedy any prior failure on the part of
the Acquired Fund to have offered for sale and sold
such shares in conformity with such laws or (ii) the
Acquired Fund shall have furnished (or caused to be
furnished) surety, or deposited (or caused to be
deposited) assets in escrow, for the benefit of the
Acquiring Fund in amounts sufficient and upon terms
satisfactory, in the opinion of the Acquiring Fund
or its counsel, to indemnify the Acquiring Fund
against any expense, loss, claim, damage or
liability whatsoever that may be asserted or
threatened by reason of such failure on the part of
the Acquired Fund to have offered and sold such
shares in conformity with such laws.
6.9.	(a) This Agreement shall have been approved by the
shareholders of the Acquired Fund, in the manner
required by Acquired Trust's Agreement and
Declaration of Trust, By-Laws and applicable law and
the Acquiring Fund shall have received reasonable
evidence of each such approval, and (b) the
conditions for the closing of the reorganization of
the Acquired Fund into the Acquiring Fund shall have
been satisfied or waived by the applicable party.
6.10.	The Acquiring Fund shall have received a favorable
opinion of Thompson Hine LLP, counsel to the
Acquired Fund for the transactions contemplated
hereby, dated the Closing Date, with such
assumptions and limitations as shall be in the
opinion of such firm appropriate to render the
opinions expressed therein, and in a form
satisfactory to the Acquiring Fund, which opinion
shall rely on a separate opinion of local counsel to
the extent it relates to the laws of the State of
Delaware or to the laws of The Commonwealth of
Massachusetts, to the following effect:
(a)	The Acquired Trust is a statutory trust duly
formed, validly existing and in good standing in
conformity with the laws of the State of
Delaware and has power to own all of its
properties and assets and to carry on its
business as presently conducted, and the
Acquired Fund is a separate series thereof duly
constituted in accordance with the applicable
provisions of the 1940 Act and the Agreement and
Declaration of Trust and By-Laws of the Acquired
Trust.
(b)	This Agreement has been duly authorized,
executed and delivered by the Acquired Trust, on
behalf of the Acquired Fund, and assuming the
due authorization, execution and delivery of
this Agreement by the Acquiring Trust, on behalf
of the Acquiring Fund, is a valid and binding
obligation of the Acquired Fund enforceable
against the Acquired Trust and the Acquired Fund
in accordance with its terms, except as the same
may be limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(c)	All issued and outstanding shares of the
Acquired Fund are validly issued and outstanding
and fully paid and non-assessable.
(d)	The Acquired Fund has the power as a series of a
statutory trust to sell, assign, transfer and
deliver the assets to be transferred by it
hereunder, and, upon consummation of the
transactions contemplated hereby, the Acquired
Fund will have duly transferred such assets to
the Acquiring Fund.
(e)	The execution and delivery of this Agreement by
the Acquired Trust on behalf of the Acquired
Fund did not, and the performance by the
Acquired Trust and the Acquired Fund of their
obligations hereunder will not, violate the
Acquired Trust's Agreement and Declaration of
Trust or By-Laws, or any provision of any
agreement known to such counsel to which the
Acquired Trust or the Acquired Fund is a party
or by which it is bound or, to the knowledge of
such counsel, result in the acceleration of any
obligation or the imposition of any penalty
under any agreement, judgment or decree to which
the Acquired Trust or the Acquired Fund is a
party or by which it is bound.
(f)	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority is required for the
consummation by the Acquired Trust or the
Acquired Fund of the transactions contemplated
by this Agreement, except such as have been
obtained.
(g)	Such counsel does not know of any legal or
governmental proceedings relating to the
Acquired Trust or the Acquired Fund existing on
or before the date of mailing of the
Prospectus/Proxy Statement referred to in
Section 5.3 or the Closing Date required to be
described in the Registration Statement which
are not described therein as required.
(h)	The Acquired Trust is registered with the
Commission as an investment company under the
1940 Act.
6.11.	The Acquired Trust, on behalf of the Acquired Fund,
shall have terminated the Acquired Fund's
obligations to pay or reimburse third parties,
including, but not limited to, Acquired Fund service
providers, broker-dealers and other financial
institutions, and lenders, for advisory services,
transfer agency services, recordkeeping services,
sub-accounting services, other shareholder or
administrative services, and other similar services
performed for the benefit of the Acquired Fund or
its shareholders (but excluding expenses previously
waived or reimbursed by the adviser or sub-adviser
to the Acquired Fund), and loans, and all associated
liabilities of the Acquired Fund in respect thereof
shall have been paid or accrued as of the Closing
Date.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.
The obligations of the Acquired Fund to complete the
transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Trust and the Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
7.1.	The Acquiring Fund shall have delivered to the
Acquired Fund a certificate executed on their behalf
by the Acquiring Trust's President or any Vice
President and its Treasurer or any Assistant
Treasurer, in form and substance satisfactory to the
Acquired Fund and dated as of the Closing Date, to
the effect that the representations and warranties
of the Acquiring Trust and the Acquiring Fund made
in this Agreement are true and correct at and as of
the Closing Date, except as they may be affected by
the transactions contemplated by this Agreement, and
that the Acquiring Trust and the Acquiring Fund have
complied with all the covenants and agreements and
satisfied all of the conditions on their parts to be
performed or satisfied under this Agreement at or
prior to the Closing Date.
7.2.	The Acquiring Trust, on behalf of the Acquiring
Fund, shall have executed and delivered to the
Acquired Fund an Assumption of Liabilities dated as
of the Closing Date pursuant to which the Acquiring
Fund will assume all of the liabilities of the
Acquired Fund existing at the Valuation Date in
connection with the transactions contemplated by
this Agreement.
7.3.	All proceedings taken by the Acquiring Fund in
connection with the transactions contemplated by
this Agreement and all documents incidental thereto
shall be reasonably satisfactory in form and
substance to the Acquired Fund.
7.4.	The Acquired Fund shall have received a favorable
opinion of Drinker Biddle & Reath LLP dated the
Closing Date, with such assumptions and limitations
as shall be in the opinion of Drinker Biddle & Reath
LLP appropriate to render the opinions expressed
therein, and in a form satisfactory to the Acquired
Fund, which opinion may rely on a separate opinion
of counsel as Drinker Biddle & Reath LLP deems
appropriate, including local counsel to the extent
it relates to the laws of the Commonwealth of
Massachusetts, substantially to the following
effect:
(a)	The Acquiring Trust is validly existing as a
voluntary association with transferable shares
of beneficial interest commonly referred to as a
"Massachusetts business trust" under the laws of
The Commonwealth of Massachusetts and has power
as a business trust to own all of its properties
and assets and to carry on its business as
presently conducted, and the Acquiring Fund is a
separate series thereof duly constituted in
accordance with the applicable provisions of the
1940 Act and the Declaration of Trust and the
By-Laws of the Acquiring Trust.
(b)	This Agreement has been duly authorized,
executed and delivered by the Acquiring Trust,
on behalf of the Acquiring Fund, and assuming
the due authorization, execution and delivery of
this Agreement by the Acquired Trust, on behalf
of the Acquired Fund, is the valid and binding
obligation of the Acquiring Fund enforceable
against the Acquiring Trust and the Acquiring
Fund in accordance with its terms, except as the
same may be limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(c)	Assuming that a consideration of not less than
the net asset value thereof has been paid, the
Acquiring Fund Shares to be issued for transfer
to the Acquired Fund shareholders as provided by
this Agreement are duly authorized and upon such
transfer and delivery will be validly issued and
outstanding and fully paid and non-assessable
Class A shares of beneficial interest in the
Acquiring Fund, except as set forth in the
Acquiring Fund's Registration Statement.
(d)	The execution and delivery of this Agreement by
the Acquiring Trust on behalf of the Acquiring
Fund did not, and the performance by the
Acquiring Trust and the Acquiring Fund of their
obligations hereunder will not, violate the
Acquiring Trust's Declaration of Trust or By-
Laws, or any provision of any material agreement
known to such counsel to which the Acquiring
Trust or the Acquiring Fund is a party or by
which it is bound or, to the knowledge of such
counsel, result in the acceleration of any
obligation or the imposition of any penalty
under any material agreement, judgment, or
decree to which the Acquiring Trust or the
Acquiring Fund is a party or by which it is
bound.
(e)	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority is required for the
consummation by the Acquiring Trust or the
Acquiring Fund of the transactions contemplated
by this Agreement except such as may be required
under state securities or blue sky laws or such
as have been obtained.
(f)	In the ordinary course of such counsel's
representation of the Acquiring Fund, and
without having made any investigation, and
except as otherwise disclosed, such counsel is
not aware of any litigation or administrative
proceeding of or before any court or
governmental body that is presently pending or
threatened as to the Acquiring Fund or any of
its properties or assets. In the ordinary course
of such counsel's representation of the
Acquiring Fund, and without having made any
investigation, to the knowledge of such counsel,
the Acquiring Fund is not a party to or subject
to the provisions of any order, decree or
judgment of any court or governmental body that
materially and adversely affects the Acquiring
Fund's business, other than as previously
disclosed in the Registration Statement.
(g)	The Acquiring Trust is registered with the
Commission as an investment company under the 1940 Act.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
PARTIES.
The respective obligations of the Acquiring Fund and the Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:
8.1.	This Agreement shall have been approved by a the
requisite votes of the holders of outstanding shares
of beneficial interest of the Acquired Fund in the
manner required by the Acquired Trust's Agreement
and Declaration of Trust, By-Laws and applicable
law, and the parties shall have received reasonable
evidence of such approval.
8.2.	On the Closing Date, the Commission shall not have
issued an unfavorable report under Section 25(b) of
the 1940 Act, nor instituted any proceeding seeking
to enjoin the consummation of the transactions
contemplated by this Agreement under Section 25(c)
of the 1940 Act and no action, suit or other
proceeding shall be threatened or pending before any
court or governmental agency in which it is sought
to restrain or prohibit, or obtain damages or other
relief in connection with, this Agreement or the
transactions contemplated herein.
8.3.	All consents of other parties and all other
consents, orders and permits of federal, state and
local regulatory authorities (including those of the
Commission and of state blue sky and securities
authorities) deemed necessary by the Acquired Fund
or the Acquiring Fund to permit consummation, in all
material respects, of the transactions contemplated
hereby shall have been obtained, except where
failure to obtain any such consent, order or permit
would not involve a risk of a material adverse
effect on the assets or properties of the Acquiring
Fund or the Acquired Fund.
8.4.	The Registration Statement shall have become
effective under the 1933 Act and no stop order
suspending the effectiveness thereof shall have been
issued and, to the best knowledge of the parties
hereto, no investigation or proceeding for that
purpose shall have been instituted or be pending,
threatened or contemplated under the 1933 Act.
8.5.	The post-effective amendment to the registration
statement of the Acquiring Trust on Form N-1A
relating to shares of the Acquiring Fund shall have
become effective and no stop order suspending the
effectiveness thereof shall have been issued.
8.6.	The Acquired Fund and the Acquiring Fund shall have
received a favorable opinion of Drinker Biddle &
Reath LLP dated on the Closing Date satisfactory to
both parties substantially to the effect that, on
the basis of the existing provisions of the Code,
Treasury regulations promulgated thereunder, current administrative rules, and court decisions, although the matter is not free from doubt, generally for
federal income tax purposes:
(a)	The acquisition by the Acquiring Fund of the
assets of the Acquired Fund in exchange for the
Acquiring Fund's assumption of the liabilities
of the Acquired Fund and issuance of the
Acquiring Fund Shares, followed by the
distribution by the Acquired Fund of such
Acquiring Fund Shares to the shareholders of the
Acquired Fund in exchange for their Acquired
Fund Shares, all as provided in Section 1
hereof, will constitute a reorganization within
the meaning of Section 368(a)(1)(F) of the Code,
and the Acquired Fund and the Acquiring Fund
each will be "a party to a reorganization"
within the meaning of Section 368(b) of the
Code.
(b)	Under Code Section 361, no gain or loss will be
recognized by the Acquired Fund (i) upon the
transfer of its assets to the Acquiring Fund in
exchange for the Acquiring Fund Shares and the
assumption by the Acquiring Fund of the
liabilities of the Acquired Fund or (ii) upon
the distribution of the Acquiring Fund Shares by
the Acquired Fund to its shareholders in
liquidation, as contemplated in Section 1
hereof.
(c)	Under Code Section 1032, no gain or loss will be
recognized by the Acquiring Fund upon the
receipt of the assets of the Acquired Fund in
exchange for the assumption of the liabilities
of the Acquired Fund and issuance of the
Acquiring Fund Shares as contemplated in Section
1 hereof.
(d)	Under Code Section 362(b), the tax basis of the
assets of the Acquired Fund acquired by the
Acquiring Fund will be the same as the tax basis
of such assets in the hands of the Acquired Fund
immediately prior to the transfer.
(e)	Under Code Section 1223(2), the holding periods
of the assets of the Acquired Fund in the hands
of the Acquiring Fund will include the periods
during which such assets were held by the
Acquired Fund.
(f)	Under Code Section 354, no gain or loss will be
recognized by Acquired Fund shareholders upon
the exchange of all of their Acquired Fund
Shares for the Acquiring Fund Shares.
(g)	Under Code Section 358, the aggregate tax basis
of the Acquiring Fund Shares to be received by
each shareholder of the Acquired Fund will be
the same as the aggregate tax basis of Acquired
Fund Shares exchanged therefor.
(h)	Under Code Section 1223(1), an Acquired Fund
shareholder's holding period for the Acquiring
Fund Shares to be received will include the
period during which Acquired Fund Shares
exchanged therefor were held, provided that the
shareholder held Acquired Fund Shares as a
capital asset on the date of the exchange.
(i)	The Acquiring Fund will succeed to and take into
account the items of the Acquired Fund described
in Section 381(c) of the Code subject to the
conditions and limitations specified in Sections
381, 382, 383 and 384 of the Code and the
regulations thereunder.
The opinion will be based on certain factual
certifications made by officers of the Acquired Trust and
the Acquiring Trust and will also be based on customary
assumptions.
8.7.	At any time prior to the Closing, any of the
foregoing conditions of this Section 8 (except for
Sections 8.1 and 8.6) may be jointly waived by the
Board of Trustees of the Acquired Trust and the
Board of Trustees of the Acquiring Trust, if, in the
judgment of the Board of Trustees of the Acquired
Trust, such waiver will not have a material adverse
effect on the interests of the shareholders of the
Acquired Fund and, if, in the judgment of the Board
of Trustees of the Acquiring Trust, such waiver will
not have a material adverse effect on the interests
of the shareholders of the Acquiring Fund.
9.	BROKERAGE FEES; EXPENSES
9.1.	Each of the Acquired Trust, the Acquired Fund, the
Acquiring Trust and the Acquiring Fund represents
that there is no person who has dealt with it who by
reason of such dealings is entitled to any broker's
or finder's or other similar fee or commission
arising out of the transactions contemplated by this
Agreement.
9.2.	The Advisor agrees to assume and to pay all expenses
incurred by the Acquiring Trust, the Acquiring Fund,
the Acquired Trust, and the Acquired Fund in
connection with the transaction contemplated by this
Agreement.
10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
10.1.	This Agreement supersedes all previous
correspondence and oral communications between the
parties regarding the subject matter hereof,
constitutes the only understanding with respect to
such subject matter and may not be changed except by
a letter of agreement signed by each party hereto.
10.2.	The representations, warranties and covenants
contained in this Agreement or in any other document
delivered pursuant hereto or in connection herewith
shall not survive the consummation of the
transactions contemplated hereunder except Sections
1.1, 1.3, 1.5, 1.6, 2.6, 5.6, 5.8, 5.9, 9, 10, 14
and 15.
11.	TERMINATION
11.1.	This Agreement may be terminated by the mutual
agreement of the Acquired Fund and the Acquiring
Fund prior to the Closing Date.
11.2.	In addition, either of the Acquired Fund or the
Acquiring Fund may at its option terminate this
Agreement at or prior to the Closing Date because:
(a)	With respect to a termination by either the
Acquired Fund or the Acquiring Fund, of a
material breach by the other party of any
representation, warranty, covenant or agreement
contained herein to be performed by such party
at or prior to the Closing Date;
(b)	A condition herein expressed to be precedent to
the obligations of the terminating party has not
been met and it reasonably appears that it will
not or cannot be met;
(c)	Any governmental authority of competent
jurisdiction shall have issued any judgment,
injunction, order, ruling or decree or taken any
other action restraining, enjoining or otherwise
prohibiting this Agreement or the consummation
of any of the transactions contemplated herein
and such judgment, injunction, order, ruling,
decree or other action becomes final and non-
appealable; provided that the party seeking to
terminate this Agreement pursuant to this
Section 11.2(c) shall have used its reasonable
efforts to have such judgment, injunction,
order, ruling, decree or other action lifted,
vacated or denied; or
(d)	The Board of Trustees of the Acquired Trust or
the Acquiring Trust determines that the
consummation of the Reorganization is no longer
in the best interests of its shareholders.
11.3.	If the transactions contemplated by this Agreement
have not been substantially completed by March 31,
2012, this Agreement shall automatically terminate
on that date unless a later date is agreed to by all
of the parties to this Agreement.
11.4.	If for any reason the transactions contemplated by
this Agreement are not consummated, no party shall
be liable to any other party for any damages
resulting therefrom, including, without limitation,
consequential damages.
11.5.	In the event of the termination of this Agreement
and abandonment of the transactions contemplated
hereby pursuant to this Section 11, this Agreement
shall become void and have no effect except that (a)
Sections 9.1, 9.2, 10.1, 11.4, 11.5, 13, 14 and 15
shall survive any termination of this Agreement, and
(b) notwithstanding anything to the contrary
contained in this Agreement, no party shall be
relieved or released from any liability or damages
arising out of any breach of any provision of this
Agreement by any party prior to the date of
termination, unless the termination is effected
pursuant to Section 11.1.
12.	TRANSFER TAXES.
      Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be ultimately issued and transferred following the Closing and shall not be deemed to be an obligation of the Acquired Fund or the Acquired Trust.
13.	AMENDMENTS.
	This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquiring Trust and the
Acquired Trust; provided, however, that following the shareholders' meeting called by the Acquired Fund pursuant to
Section 5.2, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to shareholders of the Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.
14.	NOTICES.
	Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, electronic delivery or certified mail addressed to the Acquired Trust or the Acquired Fund or the Acquiring Trust or the Acquiring Fund at the following addresses:


            To the Acquired Trust:
            Northern Lights Fund Trust
            4020 South 147th Street
            Omaha, NE 68137

            With a copy (which shall not constitute notice) to:
Thompson Hine LLP
312 Walnut Street, 14th Floor,
Cincinnati, Ohio  45202
            Attention: JoAnn M. Strasser

            To the Acquiring Trust:
NexBank Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
1-972-628-4100

            With a copy (which shall not constitute notice) to:
            Drinker Biddle & Reath LLP
            One Logan Square, Suite 2000
            Philadelphia, PA  19103-6996
            Attention: Mary Jo Reilly
15.	MISCELLANEOUS.
15.1.	The article and Section headings contained in this
Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation
of this Agreement.
15.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an
original.
15.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision
that would result in the application of the domestic substantive laws of any other jurisdiction.
15.4.	This Agreement shall bind and inure to the benefit
of the parties hereto and their respective
successors and assigns, but no assignment or
transfer hereof or of any rights or obligations
hereunder shall be made by any party without the
written consent of the other party.  Nothing herein
expressed or implied is intended or shall be
construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or
remedies under or by reason of this Agreement.
15.5.	All covenants, agreements, representations and
warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
 [Signature page follows]



      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, a Vice
President or Treasurer.


Highland Funds II
On behalf of Highland Trend Following Fund

By: /s/ Brian Mitts
     Name: Brian Mitts
     Title: Treasurer


Northern Lights Fund Trust
On behalf of Incline Capital Trend Following Fund


By: /s/ Kevin Wolf
     Name:  Kevin Wolf
     Title: Treasurer


For purposes of Section 9.2 only:

Highland Funds Asset Management, L.P.


By: /s/ Matthew Okolita
     Name: Matthew Okolita
     Title: Chief Compliance Officer